FOR IMMEDIATE RELEASE

Stanley Works Reports 1st Quarter Results

Revenues Up 22%; Continuing Operations EPS 45¢, In Line With Guidance

New Britain, Connecticut, April 25, 2006 ... The Stanley Works (NYSE: SWK) announced that first quarter 2006 net income from continuing operations was $39 million (45¢ per fully-diluted share), in line with the company’s guidance of 40-45¢. These results compare with earnings of $66 million (77¢ per fully-diluted share) from continuing operations in 2005.

Earnings per fully-diluted share from continuing operations included the effect of 25¢ of charges for restructuring and acquisition inventory accounting, 2¢ of stock option expenses recorded as required by FAS 123R, 4¢ impact of a higher income tax rate and 1¢ benefit from share repurchase activity during the first quarter.

Net sales were $969 million, up 22% over last year. Excluding the sales of recent acquisitions – primarily Facom Tools and National Hardware –organic sales were flat (+1% in constant currency). These sales levels were in line with guidance of 22-24% total sales growth and 0-2% aside from recent acquisitions.

Gross profit from continuing operations was $332 million, or 34.3% of sales, versus $287 million or 36.0% last year. Included were $19 million of non-cash inventory step-up charges related to acquisitions; aside from such step-up charges, gross profit from continuing operations of $350 million was 36.2% of sales, up 20 basis points over the prior year due to the positive impact of acquired companies more than offsetting lower margins in Fastening Systems.

Selling, general and administrative (“SG&A”) expenses from continuing operations were $239 million (24.7% of sales) compared with $184 million (23.2% of sales) last year. Acquired businesses ($51 million), stock option expenses and restructuring-related consulting charges accounted for the increase. Aside from those items, comparable SG&A expenses were 23.3% of sales vs. last year’s 23.2%, as increased brand building expenses were offset by reductions in administrative expenses elsewhere.

During the first quarter the company undertook previously-announced cost reduction actions expected to deliver $40 million of benefit in 2006. Associated costs of $13 million were incurred, principally severance, included in the quarter’s results as follow: $1 million in SG&A expenses as noted above, $5 million in other net and $7 million reported on a separate restructuring line in the consolidated statement of operations.

Other Net expenses were $19 million vs. $10 million in the first quarter of 2005. The $9 million increase was principally due to the aforementioned $5 million of charges and $3 million of increased amortization due to recent acquisitions. The company’s overall effective income tax rate was 24%. Excluding recently acquired companies, the tax rate was 29% compared with 23% in the prior year’s first quarter, which accounted for approximately 4¢ reduction in fully-diluted earnings per share versus last year.

John F. Lundgren, Chairman and Chief Executive Officer, stated: “Our team executed in line with expectations in a quarter with many significant activities taking place. As expected, our Consumer Products team managed the conclusion of December-January retail inventory reductions, as well as subsequent increased volumes, extremely well. At the same time, the team initiated the introduction of FatMax® Xtreme™, an exciting new hand tools product line. While in its early stages, it is thus far meeting or exceeding our expectations.”

Consumer Products sales were $310 million, a 20% increase over 2005, due to the inclusion of National Hardware and 3% organic growth ex-currency. Previously-cited inventory reduction programs by large home center and mass merchant customers affected results through January and orders returned to normal levels as expected in February and March. Operating margin was 12.0% versus 15.9% last year, due primarily to the inclusion of $9 million non-cash inventory step-up charges resulting from acquisition accounting. Excluding such charges operating margin was 14.8% versus 15.9% last year, a 110 basis point decline attributable to the impact of including a recent acquisition.

Mr. Lundgren continued: “In our Industrial Tools segment, fastening systems — the largest business within the segment – experienced an expected sales decline due to retail customer inventory adjustments in January and a difficult comparison with a strong first quarter of 2005 when high galvanized nail backlogs were shipped. Uncharacteristic weakness was also experienced in our construction, industrial and European fastening channels. Certain of our other industrial tools businesses delivered strong organic growth that partially offset the Fastening Systems volume issues. Security Solutions delivered low-single digit organic growth in line with our previously-guided expectations.”

Industrial Tools sales increased 29% to $451 million. Organic sales ex-currency declined 3% due primarily to the Fastening Systems weakness. Continued strong demand in industrial mechanics tools and industrial tool storage partially offset the decline in fastening systems sales. Operating margin was 6.4% versus 10.5% last year, due largely to the inclusion of $10 million of non-cash inventory step-up charges resulting from acquisition accounting. Excluding such charges operating margin was 8.5% versus 10.5% last year, a 200 basis point decline due principally to aforementioned lower volumes, related cost absorption issues and unfavorable product mix in Fastening Systems, partially offset by the favorable impact of including higher-margin acquired companies.

Security Solutions sales increased 10% to $208 million. Organic sales, excluding acquisitions and foreign currency impacts, increased 3%, with strength in the automatic doors business. Orders were strong and backlogs grew across the Security Solutions portfolio. Operating margin was 13.0% in the first quarters of 2006 and 2005, as the benefits of cost reduction programs implemented during the quarter offset the unfavorable impact of a mix shift to lower-margin electronic access revenues.

Mr. Lundgren added: “The Facom Tools and National Hardware teams joined our company at the outset of the quarter and the integrations of these two businesses are progressing effectively thus far. We enter the second quarter with a very strong consumer outlook, good prospects for a Fastening Systems sales rebound and our two significant new acquisitions performing well.”

Operating cash flows were $85 million vs. $61 million in the prior year, a $24 million improvement despite the absence in 2006 of $43 million from the liquidation of U.K. lease portfolio assets which occurred in 2005. Free cash flow before dividends (cash from operations less capital expenditures) was $71 million versus $50 million last year, reflecting ongoing management of all working capital elements.

During the first quarter the company repurchased in excess of 3.5 million of its common shares at an average cost of $49.82 and a total cost of $176 million. The company expects to continue its previously-announced share repurchase program into the second quarter.

The company also indicated that it recently completed two small acquisitions and a small divestiture:

•	Automatic Entrances of Colorado, Inc., a security systems distributor based in Denver, Colorado, sells, installs and services commercial automatic door equipment in several western states. This small bolt-on acquisition provides geographic strength to Security Solutions’ automatic door business in the growing western region.

•	Allan Brothers is a leading South African manufacturer of nails and staples. A bolt on to the Fastening Systems business, this acquisition provides access to the growing South African fastening market.

•	The company completed its previously-announced divestiture of its UK paint decorator tool business.

Combined revenues from the Automatic Entrances of Colorado and Allan Brothers acquisitions are expected to total approximately $12 million and to have no significant impact on 2006 earnings. Consideration for the two acquisitions approximated $9.5 million, an average of about .8 times sales.

Management updated earnings estimates for 2006, reaffirming its previous total sales growth estimate of 24-26% and organic sales growth of 3-5%, or 4-6% ex-currency. The company also reaffirmed previous estimates for full year earnings of $3.45-$3.65 per fully diluted share, an increase of 8-15% over $3.18 earned in 2005 from continuing operations. The company expects that free cash flow for the full year 2006 will approximate $350 million as previously indicated.

Second quarter total sales growth is projected at about 30%, including growth ex-currency of 5-7%, led by organic growth in the Consumer Products segment. Earnings are estimated at 80-85¢ per fully diluted share, including the following items on a fully-diluted per share basis: 2-3¢ of remaining inventory step-up charges, 2¢ of stock option expenses, 3-4¢ of higher income taxes than in the second quarter of 2005 and 2-3¢ of restructuring charges related to cost reduction programs.

The company has scheduled a conference call with investors for 2:30pm Eastern time tomorrow afternoon, Wednesday, April 26, 2006 to discuss the information in this release. The call is accessible by telephone at (800) 267-8424 (domestic) and (706) 634-0695 (international) and via the Internet at www.stanleyworks.com by selecting “Investor Relations”. A slide presentation to accompany the call will be available at www.stanleyworks.com and will remain available after the call. A replay will also be available two hours after the call and can be accessed at (800) 642-1687 by entering the conference identification number 8061581.
Free cash flow is defined as cash flow from operations less capital investments. Organic sales growth is defined as total sales growth less the sales of companies acquired in the past twelve months and less foreign impacts. The company believes these are important measures of its liquidity, of its ability to fund future growth and to provide a return to the shareowners, and of its sales performance.

The Stanley Works, an S&P 500 company, is a worldwide supplier of consumer products, industrial tools and security solutions for professional, industrial and consumer use. More information about The Stanley Works can be found at http://www.stanleyworks.com.

Contact:	Gerry Gould, V. P. — Investor Relations (860) 827-3833 or ggould@stanleyworks.com

The Stanley Works corporate press releases are available on the company’s Internet web site at http://www.stanleyworks.com.

CAUTIONARY STATEMENTS
Under the Private Securities Litigation Reform Act of 1995

Statements in the Company’s press release attached to this Current Report on Form 8-K, including but not limited to those regarding the Company’s ability to: (i) deliver total sales growth of 24-26% and organic sales growth of 3-5% (4-6% ex-currency) in 2006; (ii) deliver full year earnings of $3.45 — $3.65 per fully diluted share; (iii) deliver free cash flow for the full year 2006 of approximately $350 million; (iv)  deliver second quarter organic sales growth of 5-7% and total sales growth of approximately 30%; (v) deliver second quarter earnings of 80-85 cents per fully diluted share and (vi) limit the second quarter impact of the following items on a diluted per share basis: inventory step up charges in purchase accounting to 2-3 cents, stock option expense to 2 cents, income taxes to 3-4 cents and restructuring charges to 2-3 cents, are “forward looking statements” and subject to risk and uncertainty.

The Company’s ability to deliver the results as described above (the “Results”) is based on current expectations and involves inherent risks and uncertainties, including factors listed below and other factors that could delay, divert, or change any of them, and could cause actual outcomes and results to differ materially from current expectations. In addition to the risks, uncertainties and other factors discussed in this press release, the risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied in the forward looking statements include, without limitation, those set forth under Item 1A Risk Factors of the Company’s Annual Report on Form 10-K, those contained in the Company’s other filings with the Securities and Exchange Commission, and those set forth below.

The Company’s ability to deliver the Results is dependent upon: (i) the Company’s ability to successfully integrate the Facom, National and other recent acquisitions, as well as future acquisitions, while limiting associated costs; (ii) the Company’s ability to continue making strategic acquisitions; (iii) the Company’s ability to reduce large customer concentrations; (iv) the success of the Company’s effort to build a growth platform and market leadership in Security Solutions; (v) the Company’s ability to expand the branded tools and hardware platform; (vi) the Company’s ability to complete its share repurchase program; (vii) the Company’s success at new product development and identifying and developing new markets; (viii) the Company’s success in continuing to increase brand support and roll out of the Stanley Fulfillment System; (ix) the success of the Company’s efforts to hold freight costs, steel and other commodity costs down; (x) the success of the Company’s efforts to sustain or increase prices in order to, among other things, offset or mitigate the impact of steel, freight, energy, non-ferrous commodity and other commodities costs and other inflation increases; (xi) the Company’s ability to generate free cash flow and maintain a strong debt to capital ratio; (xii) the Company’s ability to identify and effectively execute productivity improvements and cost reductions while minimizing any associated restructuring charges; (xiii) the Company’s ability to obtain favorable settlement of routine tax audits; (xiv) the ability of the Company to generate earnings sufficient to realize future income tax benefits during periods when temporary differences become deductible; (xv) the continued ability of the Company to access credit markets under satisfactory terms; and (xvi) the Company’s ability to negotiate satisfactory payment terms under which the Company buys and sells goods, materials and products.

The Company’s ability to deliver the results is also dependent upon: (i) the continued success of the Company’s marketing and sales efforts, including the Company’s ability to recruit and retain an adequate sales force; (ii) the continued success of The Home Depot, Lowe’s and Wal-Mart sales initiatives as well as other programs to stimulate demand for Company products; (iii) the success of recruiting programs and other efforts to maintain or expand overall Mac Tools truck count versus prior years; (iv) the ability of the sales force to adapt to changes made in the sales organization and achieve adequate customer coverage; (v) the ability of the Company to maintain or improve production rates in the Company’s manufacturing facilities, respond to significant changes in product demand and fulfill demand for new and existing products; (vi) the ability to continue successfully managing and defending claims and litigation; and (vii) the absence or mitigation of increased pricing pressures from customers and competitors and the ability to defend market share in the face of price competition; (viii) the Company’s ability to continue improvements in working capital, including inventory reductions and payment terms; and (ix) the success of the Company’s efforts to mitigate any cost increases generated by, for example, continued increase in the cost of energy or significant Chinese Renminbi or other currency appreciation.

The Company’s ability to achieve the results will also be affected by external factors. These external factors include pricing pressure and other changes within competitive markets, the continued consolidation of customers particularly in consumer channels, inventory management pressures on the Company’s customers, increasing competition, changes in trade, monetary, tax and fiscal policies and laws, inflation, currency exchange fluctuations, the impact of dollar/foreign currency exchange and interest rates on the competitiveness of products and the Company’s debt program, the strength of the U.S. economy and the impact of events that cause or may cause disruption in the Company’s distribution and sales networks such as war, terrorist activities, political unrest and recessionary or expansive trends in the economies of the world in which the Company operates.

The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof.